SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 23, 2004

MDSI Mobile Data Solutions Inc. (Translation of registrant’s name into English)

Canada (Jurisdiction of Incorporation)	000-28968 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

10271 Shellbridge Way Richmond, British Columbia Canada V6X 2W8 (Address and zip code of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (604) 207-6000

Not Applicable
(Former name or address, if changed since last report)

ITEM 5.   Other Events and Required FD Disclosure

On April 23, 2004, MDSI Mobile Data Solutions Inc. ("MDSI") filed a Material Change Report in Canada related to the proposed Plan of Arrangement with At Road, Inc. ("At Road") providing for the acquisition of MDSI by At Road.

A copy of the Material Change Report, including the Press Release dated April 13, 2004 (attached thereto as Schedule "A") and the form of Combination Agreement dated April 12, 2004 (attached thereto as Schedule "B"), is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.   Financials Statements, Pro Forma Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Material Change Report dated April 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

MDSI Mobile Data Solutions Inc.

Date: April 27, 2004	/s/ Verne Pecho Verne Pecho, Vice President - Finance and Administration and Chief Financial Officer